UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 16, 2026

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2026, the stockholders of OneMain Holdings, Inc. (the “Company”) approved the adoption of the OneMain Holdings, Inc. 2026 Omnibus Incentive Plan (the “Plan”), as described in Item 5.07 below. The Plan was previously adopted by the Company’s Board of Directors and recommended to the stockholders for approval.

A description of the Plan was included in the Company’s Definitive Proxy Statement filed with the United States Securities and Exchange Commission on April 29, 2026 (the “Definitive Proxy Statement”), under the section entitled “Proposal 4 – Approval of the 2026 Omnibus Incentive Plan.” The description of the Plan in the Definitive Proxy Statement is qualified in its entirety by reference to the full text of the Plan, which was included as Appendix B to the Definitive Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) on Tuesday, June 16, 2026. Stockholders holding 102,914,559 shares of the Company’s common stock were present in person or represented by proxy at the 2026 Annual Meeting, which represented approximately 89.07% of the 115,533,440 shares of the Company’s common stock that were issued and outstanding as of the April 20, 2026 record date for the 2026 Annual Meeting.

At the 2026 Annual Meeting, the following proposals were presented for vote by the Company’s stockholders: (i) to elect Phyllis R. Caldwell and Roy A. Guthrie as Class I directors to serve until the 2029 annual meeting of stockholders, and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal (the “Director Election Proposal”); (ii) to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (the “Say on Pay Proposal”); (iii) to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation paid to our named executive officers (the “Say on Pay Frequency Proposal”); (iv) to approve the Plan (the “Incentive Plan Proposal”); and (v) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”). No other matters were submitted for stockholder action.

At the 2026 Annual Meeting, Ms. Caldwell and Mr. Guthrie were elected as Class I directors. The stockholders approved, on an advisory basis, the Say on Pay Proposal and the option of “1 Year” on the Say on Pay Frequency Proposal. The Incentive Plan Proposal and the Auditor Ratification Proposal were approved by the votes set forth below. In response to the Say on Pay Frequency Proposal, the Board determined that future advisory votes to approve the compensation paid to our named executive officers will be conducted annually.

1. Director Election Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Phyllis R. Caldwell	79,281,735	12,532,747	107,949	10,992,128
Roy A. Guthrie	89,664,703	2,173,766	83,962	10,992,128

2. Say on Pay Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

	89,106,624	2,599,910	215,897	10,992,128

3. Say on Pay Frequency Proposal:	1 YEAR	2 YEAR	3 YEAR	ABSTAIN	BROKER NON-VOTES

	86,819,503	82,793	4,794,037	226,098	10,992,128

4. Incentive Plan Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

	88,538,932	3,200,586	182,913	10,992,128

5. Auditor Ratification Proposal:	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

	100,910,258	1,883,306	120,995	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

		By:	/s/ Jeannette E. Osterhout
		Name:	Jeannette E. Osterhout
		Title:	Executive Vice President and Chief Financial Officer

Date:	June 22, 2026